NEWS RELEASE
July 16, 2010                                                                           Contact: Peter D. Thompson, EVP and CFO
FOR IMMEDIATE RELEASE                                                             (301) 429-4638
Washington, DC

RADIO ONE, INC. ANNOUNCES EXTENSION OF PENDING EXCHANGE OFFER

Washington, DC: - Radio One, Inc. (the “Company” or “Radio One”) (NASDAQ: ROIAK and ROIA) today announced that it had extended the expiration time of its previously announced exchange offer for its 8 7/8% Senior Subordinated Notes due 2011 and its 6 3/8% Senior Subordinated Notes due 2013 (the “Existing Notes”), and the related consent solicitation, to 5:00 p.m., New York City time, on July 31, 2010.  As of 5:00 p.m., New York City time, on July 15, 2010, approximately 89.8% of the outstanding Existing Notes had been validly tendered into the exchange offer and not withdrawn.  At the previously scheduled expiration time, the conditions necessary to consummate the exchange offer as set forth in the Company’s Exchange Offer and Consent Solicitation Statement and Offering Memorandum, dated June 16, 2010 (the “Offering Memorandum”), were not satisfied and, as a result, the Company has determined to extend the exchange offer.  The previously announced subscription offer to holders of Existing Notes who participate in the exchange offer to purchase its new 8.5%/9.0% Second-Priority Senior Secured Grid Notes due 2016 expired at 5:00 p.m., New York City time, on July 15, 2010, and the Company has determined not to further extend the subscription offer.  At this time, the Company does not expect to issue such second-priority notes and is evaluating its options with respect its purchase of the additional 19% of the outstanding equity interests in TV One, LLC as contemplated by the Offering Memorandum.  The Company is currently in discussions with representatives of the ad hoc group of holders of a significant portion of its Existing Notes relating to certain amendments to the terms of the exchange offer and the related exchange notes, including the conditions to the exchange offer.

Except as set forth herein, the terms of the exchange offer and related consent solicitation and subscription offer remain the same as set forth in the Offering Memorandum, and the related offering materials previously distributed to eligible holders.

The offers are only made, and copies of the offering documents will only be made available, to holders of Existing Notes that have certified certain matters to the Company, including their status as a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act or as a “non-U.S. Person” within the meaning of the Securities Act (together “eligible holders”).  BNY Mellon Shareowner Services is acting as exchange agent, information agent and subscription agent and may be contacted at (800) 777-3674 or (201) 680-6579.

The new securities issued pursuant to the exchange offer have not been registered under the Securities Act, or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities. The offers are being made only pursuant to an offering memorandum and related offering materials and only to such persons and in such jurisdictions as is permitted under applicable law.

Cautionary Information Regarding Forward-Looking Statements

        This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements represent management’s current expectations and are based upon information available to the Company at the time of this press release. These forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control, that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause actual results to differ materially are described in the Company’s reports on Forms 10-K, and 10-Q and other filings with the SEC.

        Radio One, Inc. (www.radio-one.com) is a diversified media company that primarily targets African-American and urban consumers. The Company is one of the nation’s largest radio broadcasting companies, currently owning 53 broadcast stations located in 16 urban markets in the United States. As a part of its core broadcasting business, Radio One operates syndicated programming including the Russ Parr Morning Show (www.therussparrmorningshow.com) the Yolanda Adams Morning Show (www.syndication1.com/yolanda.htm), the Rickey Smiley Morning Show (www.syndication1.com/rickey.htm), CoCo Brother Live (ww.syndication1.com/coco.htm), CoCo Brother’s “Spirit” (www.syndication1.com/coco.htm) program, Bishop T.D. Jakes’ “Empowering Moments” (www.syndication1.com/td.htm), the Reverend Al Sharpton Show (www.syndication1.com/al.htm), and the Warren Ballentine Show (www.syndication1.com/warren.htm). The Company also owns a controlling interest in Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Beyond its core radio broadcasting business, Radio One owns Interactive One (www.interactiveone.com), an online platform serving the African-American community through social content, news, information, and entertainment, which operates a number of branded sites, including NewsOne, TheUrbanDaily, HelloBeautiful, and social networks BlackPlanet, MiGente, and AsianAvenue and an interest in TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans.